Exhibit 3(a)
                          CERTIFICATE OF INCORPORATION
                                       OF
                       HEALTHCARE NETWORK SOLUTIONS, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisi and subject to the requirements of the Laws of the State of Delaware (particularly Chapter 1 Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is Healthcare Network Solutions, Inc.

     SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware including but not limited to

     (a) To buy, sell, manufacture, import, export and otherwise acquire, hold and dispose of any and all materials and articles which may be incident to or related to, or necessary, convenient or desirable for the purpose of the Corporation.

     (b) To maintain stores, offices, buildings, laboratories, factories and warehouses in connection with the purposes of the Corporation.

     (c) to apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

          (i) inventions, devices, formula, processes or any improvements, and modifications thereof;

          (ii) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

          (iii) franchises, licenses, grants and concessions.

     (d) To purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation", and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interest in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, debentures, mortgages, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or county, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or county or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes,


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     debentures,  mortgages,  or other  obligations of the Corporation and while the owner  thereof to exercise  all the rights,  powers and  privileges  of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, debentures, mortgages, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other
     securities   or  evidences  of   indebtedness   or  the  property  of  this
     Corporation.

     (e) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

     (f) To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the Corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises and income.

     (g) To conduct its business, promote its purposes, carry on its operations and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities in any part of the world, and in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the Laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000). The Par value of each of such shares is $.0001. All such shares


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are of one class and are shares of common stock without cumulative voting rights and without any preemptive rights.

FIFTH: The name and mailing address of the incorporator is as follows:

              Name                                   Mailing Address

         BioShield Technologies Inc.                 4405 International Blvd.
                                                     Norcross, Georgia   30093

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By- Laws. The phrase "whole Board" and the phrase "total number of Directors" shall be deemed to have the same meaning, to wit, the total number of Directors which the Corporation would have if there were no vacancies. No election of Directors need be by written ballot.

     2. After the original or other By-Laws of the Corporation have been adopted, amended or repealed as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of Directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

     3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote


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     at,  any  meeting  of  stockholders.  Whenever  the  Corporation  shall  be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the Laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

         ELEVENTH: No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit.

     TWELFTH: The effective date of the Certificate of Incorporation of the Corporation, and the date upon which the existence of the Corporation shall commence, shall be its date of filing.


Signed: Norcross, Georgia
          April 17, 2001
                                    /Timothy C. Moses/

                                    BioShield Technologies Inc., Incorporator
                                    Timothy C. Moses, President



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                                                            April 20, 2001



VIA FEDERAL EXPRESS

Secretary of State
Division of Corporations
Federal & Duke of York Streets
John G. Townsend Bldg.
Basement - South End
Dover, Delaware   19901

                           Re:  Certificate of Incorporation of
                       Healthcare Network Solutions, Inc.
                            Reservation No. 3362571

Dear Sirs:

Enclosed  herewith is original  and xerox copy of above  corporation's  proposed
Certificate of Incorporation together with my check payable to the order of Secretary of State in the sum of $221 ($50 filing fee, $51 county recording fee, $20 for certified copy and $100 for same day service)

Once the enclosed Certificate has been filed, please provide the undersigned with a certified copy of same.


                                                     Sincerely,




                                                     Gary B. Wolff
GBW:th
Enc.

cc.      BioShield Technologies Inc.
         Feldman Sherb & Co., P.C.




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                                                        April 20, 2001



BY HAND

Account Representative
CT Corporation System
111 8th Avenye - 13th Floor
New York, New York   10011

                           Re:  Healthcare Network Solutions, Inc.
                                   Delaware Reservation No. 3362571

Gentlemen:

     On the date of this letter I have forwarded under separate cover and directly to the Delaware Secretary of State an original and copy of the enclosed proposed Certificate of Incorporation and instructions to the Secretary of State to file same.

     You will note in the enclosed proposed Certificate that the Corporation Trust Company has been designated by me as registered agent.

     Accordingly, I am enclosing herewith my check payable to CT Corporation System in the sum of $265 to cover your statutory representation services for a period of 1 year (together with your "Representation Questionnaire").

     If you have any questions with regard to the above, please do not hesitate to call.



                                                     Sincerely,




                                                     Gary B. Wolff
GBW:th
Enc.

cc.      BioShield Technologies Inc.
         Feldman Sherb & Co., P.C.





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                                                          April 27, 2001


VIA MAIL AND FAX NO. 1-770-924-3023

Mr. Timothy C. Moses, President
BioShield Technologies Inc.
4405 International Blvd.
Suite B-109
Norcross, Georgia   30093

                           Re: Healthcare Network Solutions, Inc.
                          Certificate of Incorporation

Dear Tim:

     Enclosed for your files is copy of certified copy of Certificate of Incorporation of Healthcare Network Solutions, Inc. as filed with the Delaware Secretary of State on April 23, 2001.

     Also enclosed is acknowledgment from CT Corporation System as to their representation of Healthcare Network Solutions, Inc. as registered agent in the State of Delaware.

                                                     Sincerely,


                                                     Gary B. Wolff
GBW:th
Enc.


cc:    Feldman Sherb & Co., P.C. - 355-3631



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